As filed with the Securities and Exchange Commission on May 22, 1996
                                                     Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                              POPE & TALBOT, INC.
               (Exact name of issuer as specified in its charter)

       DELAWARE                                           94-0777139
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                  1500 S.W. FIRST AVENUE, PORTLAND, OR  97201
              (Address of principal executive offices) (Zip Code)

                            -----------------------

                              POPE & TALBOT, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                            -----------------------

                               CARLOS M. LAMADRID
          SENIOR VICE PRESIDENT, SECRETARY AND CHIEF FINANCIAL OFFICER
                              POPE & TALBOT, INC.
                  1500 S.W. FIRST AVENUE, PORTLAND, OR  97201
                    (Name and address of agent for service)
                                 (503) 228-9161
         (Telephone number, including area code, of agent for service)

                            ------------------------


                                                  CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                       Proposed                 Proposed
                                                       Maximum                   Maximum
Title of Securities             Amount to be        Offering Price per      Aggregate Offering           Amount of
 to be Registered              Registered (1)           Share (2)               Price (2)             Registration Fee
- -------------------            --------------       ------------------      ------------------        ----------------
Options to Purchase
 Common Stock                      1,177,919               N/A                     N/A                      N/A

Common Stock, $1.00
 par value                         1,177,919              $16.44              $19,364,988.36              $6,677.57
======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The shares of Common Stock registered under this Registration Statement have also been registered for issuance under Registration Statement Nos. 33-64764, 33-34996 and 33-08966 for issuance under the Registrant's 1982 Stock Option and Appreciation Plan.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Pope & Talbot, Inc. on May 17, 1996 as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

       Pope & Talbot, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

       (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

       (c) (1) The Registrant's Registration Statement No. 1-07852 on Form 8-A filed with the Commission on December 3, 1985 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

           (2) Amendments Number 1, 2, 3 and 4 on Form 8 to the Registrant's Registration Statement No. 1-07852 on Form 8-A filed with the Commission on January 10, 1986, March 4, 1987, March 9, 1987 and April 5, 1988, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

       All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Capital Stock
         ----------------------------

       Inapplicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

       Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

       The Registrant's Restated Certificate of Incorporation provides that no member of the Board of Directors or the Executive Committee of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from such member's breach of his fiduciary duties to the Registrant. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

       Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and settlement amounts reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

       To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also empowers the corporation to advance litigation expenses to such person upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

       The Registrant has entered into indemnification agreements with certain of its current officers and all of its current directors which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

           Inapplicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
- --------------  -------
      4.0       Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 1-07852 on Form 8-A,
                as amended by Amendments No. 1, 2, 3 and 4 thereto, which are incorporated herein by reference pursuant to Item 3(c) of this
                Registration Statement.
      5.0       Opinion of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Independent Auditors - Arthur Andersen LLP.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24.0       Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
     99.1       1996 Non-Employee Director Stock Option Plan.
     99.2       Form of Notice of Grant - Initial Grant.
     99.3       Form of Notice of Grant - Annual Grant.
     99.4       Form of Automatic Stock Option Agreement.

Item 9.  Undertakings.
         -------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                    --------
however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Non-Employee Director Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on this 20th day of May, 1996.

                                    POPE & TALBOT, INC.

                                    By  /s/ Peter T. Pope
                                        ----------------------------
                                        Peter T. Pope
                                        Chairman of the Board and
                                        Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of POPE & TALBOT, INC., a Delaware corporation, do hereby constitute and appoint Peter T. Pope and Carlos
M. Lamadrid, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                  Title                            Date
- ----------                  -----                            ----

/s/ Peter T. Pope           Chairman of the Board and        May 20, 1996
- -------------------------   Chief Executive Officer
(Peter T. Pope)             (Principal Executive Officer)



/s/ Michael Flannery        President and Director           May 20, 1996
- -------------------------
(Michael Flannery)

Signatures                         Title                            Date
- ----------                         -----                            ----

/s/ Carlos M. Lamadrid             Senior Vice President,           May 20, 1996
- ------------------------------     Secretary and Chief Financial
(Carlos M. Lamadrid)               Officer (Principal Financial
                                   Officer)


/s/ Gordon P. Andrews              Director                         May 20, 1996
- ------------------------------
(Gordon P. Andrews)


/s/ Hamilton W. Budge              Director                         May 20, 1996
- ------------------------------
(Hamilton W. Budge)


/s/ Robert Stevens Miller, Jr.     Director                         May 20, 1996
- ------------------------------
(Robert Stevens Miller, Jr.)


/s/ Charles Crocker                Director                         May 20, 1996
- ------------------------------
(Charles Crocker)


/s/ Warren E. McCain               Director                         May 20, 1996
- ------------------------------
(Warren E. McCain)


                                   Director                               , 1996
- ------------------------------                                      ------
(Hugo G.L. Powell)


/s/ Brooks Walker, Jr.             Director                         May 20, 1996
- ------------------------------
(Brooks Walker, Jr.)


/s/ Robert L. Bluhm                Financial Controller             May 20, 1996
- ------------------------------     (Principal Accounting Officer)
(Robert L. Bluhm)

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                              POPE & TALBOT, INC.

                                 EXHIBIT INDEX
                                 -------------


  Exhibit Number     Exhibit
  --------------     -------
       4.0           Instruments Defining Rights of Stockholders. Reference is
                     made to Registrant's Registration Statement No. 1-07852 on
                     Form 8-A, as amended by Amendments No. 1, 2, 3 and 4
                     thereto, which are incorporated herein by reference
                     pursuant to Item 3(c) of this Registration Statement.
       5.0           Opinion of Brobeck, Phleger & Harrison LLP.
      23.1           Consent of Independent Auditors - Arthur Andersen LLP.
      23.2           Consent of Brobeck, Phleger & Harrison LLP is contained
                     in Exhibit 5.
      24.0           Power of Attorney.  Reference is made to page II-4 of
                     this Registration Statement.
      99.1           1996 Non-Employee Director Stock Option Plan.
      99.2           Form of Notice of Grant - Initial Grant.
      99.3           Form of Notice of Grant - Annual Grant.
      99.4           Form of Automatic Stock Option Agreement.